Exhibit 10.2

Execution Version

WAIVER AGREEMENT

This Waiver Agreement (this “Waiver Agreement”) is entered into as of March 25, 2014, by and among (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 555 Mission St., Suite 900, San Francisco, California 94105 (“Bank”), and (ii) REAL GOODS ENERGY TECH, INC., a Colorado corporation (“Real Goods Energy”), REAL GOODS TRADING CORPORATION, a California corporation (“Real Goods Trading”), ALTERIS RENEWABLES, INC., a Delaware corporation (“Alteris”) and REAL GOODS SYNDICATED, INC., a Delaware corporation (“Syndicated”, and together with Real Goods Energy, Real Goods Trading and Alteris, individually and collectively, jointly and severally, the “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 19, 2011, evidenced by, among other documents, a certain Loan and Security Agreement, dated as of December 19, 2011, as amended by a certain First Loan Modification Agreement, dated as of August 28, 2012, as further amended by a certain Second Loan Modification and Reinstatement Agreement, dated as of November 13, 2012, as further amended by a certain Third Loan Modification Agreement, dated as of March 27, 2013, as further amended by a certain Joinder and Fourth Loan Modification Agreement, dated as of September 26, 2013 and as further amended by a certain Fifth Loan Modification Agreement, dated as of November 5, 2013 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL Repayment of the Obligations is secured by (i) the Collateral as described in the Loan Agreement, (ii) that certain Security Agreement, dated as of December 19, 2011, between the Secured Guarantor and Bank (as amended, the “Security Agreement”), and (ii) the “Intellectual Property Collateral”, as such term is defined in that certain IP Agreement, dated as of September 26, 2013, by and between Bank and Borrower (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Loan Agreement, together with all other documents executed in connection therewith evidencing, securing or otherwise relating to the Obligations shall be referred to as the “Existing Loan Documents”.

3. ACKNOWLEDGMENT OF DEFAULTS; WAIVER. Borrower acknowledges that it is currently in default under the Loan Agreement by its failure to comply with the minimum EBITDA financial covenant contained in former Section 6.9(b) of the Loan Agreement for the quarterly compliance period ended December 31, 2013 (the “Existing Default”). Bank hereby waives Borrower’s Existing Default for the compliance period indicated above. Bank’s waiver of Borrower’s compliance with said Existing Default shall apply only to the foregoing specific compliance period. The Borrower hereby acknowledges and agrees that except as specifically provided in this Section and in Section 5 below, nothing in this Section or anywhere in this Waiver Agreement shall be deemed or otherwise construed as a waiver by the Bank of any of its rights and remedies pursuant to the Existing Loan Documents, applicable law or otherwise.

4. WAIVER OF FINANCIAL COVENANT TESTING. Bank hereby waives testing of the minimum EBITDA financial covenant contained in Section 6.9(b) of the Loan Agreement solely for the quarterly compliance period ending March 31, 2014. Bank’s waiver of testing shall only apply to the minimum EBITDA financial covenant, and only for the specific compliance period described above, and shall not constitute a continuing waiver. Borrower hereby acknowledges and agrees that, except as specifically provided herein and in Section 4 above, nothing in this Section or anywhere in this Waiver Agreement shall be deemed or otherwise construed as a waiver by the Bank of any of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

5. FEES. Borrower shall pay to Bank a waiver fee equal to Ten Thousand Dollars ($10,000), which fee shall be due and payable on the date hereof and shall be non-refundable and deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Waiver Agreement.

6. FINAL PAYMENT FEE. In addition to the fees and expenses described above, on or before the Term Loan Maturity Date, Borrower shall pay to Bank a final payment fee equal to One Hundred Fifty Thousand Dollars ($150,000) (the “Final Payment Fee”), which final payment fee shall be fully earned as of the date hereof and shall be non-refundable when paid. For purposes of clarification, this Final Payment Fee is the same Final Payment Fee referenced in the Fifth Loan Modification, and not an additional Final Payment Fee

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Agreement and each other Loan Document, and of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Waiver Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modify the Existing Loan Documents pursuant to this Waiver Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Waiver Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Waiver Agreement.

11. JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference.

12. COUNTERSIGNATURE. This Waiver Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[Signature page follows.]

This Waiver Agreement is executed as of the date first written above.

BORROWER

REAL GOODS ENERGY TECH, INC.		REAL GOODS TRADING CORPORATION

By:	/s/ Anthony DiPaolo	By:	/s/ Anthony DiPaolo
Name:	Anthony DiPaolo	Name:	Anthony DiPaolo
Title:	CFO	Title:	CFO

ALTERIS RENEWABLES, INC.		REAL GOODS SYNDICATED, INC.

By:	/s/ Anthony DiPaolo	By:	/s/ Anthony DiPaolo
Name:	Anthony DiPaolo	Name:	Anthony DiPaolo
Title:	CFO	Title:	CFO

BANK:

SILICON VALLEY BANK

By:	/s/ Elisa Sun
Name:	Elisa Sun
Title:	Vice President

Acknowledgment and Agreement:

The undersigned ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Amended and Restated Unconditional Guaranty and a certain Amended and Restated Security Agreement, each dated as of September 26, 2013, and each document executed in connection therewith, and acknowledges, confirms and agrees that the Amended and Restated Unconditional Guaranty, Amended and Restated Security Agreement and each document executed in connection therewith shall remain in full force and effect and shall in no way be limited by the execution of this Waiver Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

REAL GOODS SOLAR, INC.

By:	/s/ Anthony DiPaolo
Name:	Anthony DiPaolo
Title:	CFO

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